EXHIBIT 4.1


                          IN STORE MEDIA SYSTEMS, INC.

                       2000 OMNIBUS EQUITY INCENTIVE PLAN

             (Adopted by the Board of Directors on December 1, 2000
                         and reaffirmed March 22, 2001)



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                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

1.     Establishment and Purpose..............................................1

2.     Definitions............................................................1

       "Affiliate"............................................................1
       "Award"................................................................1
       "Board of Directors"...................................................1
       "Change in Control"....................................................1
       "Code".................................................................2
       "Committee"............................................................2
       "Common-Law Employee"..................................................2
       "Company"..............................................................2
       "Consultant"...........................................................2
       "Exchange Act".........................................................2
       "Exercise Price".......................................................2
       "Fair Market Value"....................................................2
       "Incentive Stock Option"...............................................3
       "Key Contributor"......................................................3
       "Nonstatutory Stock Option"............................................3
       "Option"...............................................................3
       "Optionee".............................................................3
       "Outside Director".....................................................3
       "Parent"...............................................................3
       "Participant"..........................................................3
       "Plan".................................................................3
       "Purchase Price".......................................................3
       "Restricted Share".....................................................3
       "Restricted Stock Purchase Agreement"..................................3
       "Securities Act".......................................................3
       "Service"..............................................................3
       "Share"................................................................4
       "Stock"................................................................4
       "Stock Appreciation Right".............................................4
       "Stock Appreciation Rights Agreement"..................................4
       "Stock Option Agreement"...............................................4
       "Stock Purchase Agreement".............................................4
       "Stock Unit"...........................................................4
       "Stock Unit Agreement".................................................4
       "Subsidiary"...........................................................4
       "Ten Percent Stockholder"..............................................4
       "Total and Permanent Disability".......................................4

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3.     Administration.........................................................5

       3.1      Committee Procedures..........................................5
       3.2      Committee Responsibilities....................................5

4.     Eligibility............................................................6

       4.1      General Rule..................................................6
       4.2      Outside Directors.............................................6
       4.3      Limitation on Grants..........................................7
       4.4      Ten Percent Stockholders......................................7

5.     Stock Subject Plan.....................................................7

       5.1      Basic Limitation..............................................7
       5.2      Annual Increase in Shares.....................................7
       5.3      Additional Shares.............................................7
       5.4      Dividend Equivalents..........................................7

6.     Restricted Shares......................................................7

       6.1      Restricted Stock Purchase Agreement...........................7
       6.2      Payment for Awards............................................8
       6.3      Vesting.......................................................8
       6.4      Voting and Dividend Rights....................................8

7.     Other Terms and Conditions of Awards Other than Options................8

       7.1      Duration of Offers and Nontransferability of Rights...........8
       7.2      Purchase Price................................................8
       7.3      Withholding Taxes.............................................8
       7.4      Restrictions on Transfer of Shares............................8

8.     Terms and Conditions of Options........................................9

       8.1      Stock Option Agreement........................................9
       8.2      Number of Shares..............................................9
       8.3      Exercise Price................................................9
       8.4      Withholding Taxes.............................................9
       8.5      Exercisability and Term.......................................9
       8.6      Nontransferability............................................9
       8.7      Exercise of Options Upon Termination of Service..............10
       8.8      Leaves of Absence............................................10
       8.9      No Rights as a Stockholder...................................10
       8.10     Modification, Extension and Renewal of Options...............10
       8.11     Restrictions on Transfer of Shares...........................10
       8.12     Buyout Provisions............................................11

9.     Payment For Shares....................................................11

       9.1      General Rule.................................................11
       9.2      Surrender of Stock...........................................11
       9.3      Services Rendered............................................11
       9.4      Cashless Exercise............................................11
       9.5      Exercise/Pledge..............................................11
       9.6      Promissory Note..............................................11
       9.7      Other Forms of Payment.......................................11

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10.    Stock Appreciation Rights.............................................12

       10.1     Stock Appreciation Rights Agreement..........................12
       10.2     Number of Shares.............................................12
       10.3     Exercise Price...............................................12
       10.4     Exercisability and Term......................................12
       10.5     Exercise of Stock Appreciation Rights........................12
       10.6     Modification or Assumption of Stock Appreciation Rights......13

11.    Stock Units...........................................................13

       11.1     Stock Unit Agreement.........................................13
       11.2     Payment for Awards...........................................13
       11.3     Vesting Conditions...........................................13
       11.4     Voting and Dividend Rights...................................13
       11.5     Form and Time of Settlement of Stock Units...................13
       11.6     Death of Recipient...........................................14
       11.7     Rights as Creditor...........................................14

12.    Protection Against Dilution...........................................14

       12.1     Adjustments..................................................14
       12.2     Dissolution or Liquidation...................................15
       12.3     Reorganizations..............................................15
       12.4     Reservation of Rights........................................15

13.    Deferral of Awards....................................................15

14.    Awards Under Other Plans..............................................16

15.    Automatic Grants to Outside Directors.................................16

       15.1     Initial Grants...............................................16
       15.2     Other Grants.................................................16
       15.3     Exercise Price...............................................16
       15.4     Term.........................................................16
       15.5     Modification.................................................17
       15.6     Accelerated Exercisability...................................17
       15.7     Affiliates of Outside Directors..............................17
       15.8     Supersedes Other Grants......................................17

16.    Effect of Change in Control...........................................17

17.    Legal and Regulatory Requirements.....................................17

18.    Withholding Taxes.....................................................18

       18.1     General......................................................18
       18.2     Share Withholding............................................18

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19.    Limitation on Parachute Payments......................................18

       19.1     Scope of Limitation..........................................18
       19.2     Basic Rule...................................................18
       19.3     Reduction of Payments........................................18
       19.4     Overpayments and Underpayments...............................19
       19.5     Related Corporations.........................................19

20.    No Employment Rights..................................................19

21.    Duration and Amendments...............................................19

       21.1     Term of the Plan.............................................19
       21.2     Right To Amend or Terminate the Plan.........................19
       21.3     Effect of Amendment or Termination...........................19

22.    Execution.............................................................20

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                          IN STORE MEDIA SYSTEMS, INC.
                          ----------------------------

                       2000 OMNIBUS EQUITY INCENTIVE PLAN
                       ----------------------------------

             (ADOPTED BY THE BOARD OF DIRECTORS ON DECEMBER 1, 2000)

     1. ESTABLISHMENT AND PURPOSE. The Plan was adopted by the Board of Directors effective December 1, 2000 and reaffirmed at its meeting of March 22, 2001. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a)encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and(c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may be Incentive Stock Options or Nonstatutory Stock Options) or Stock Appreciation Rights.

     2. DEFINITIONS.

          "AFFILIATE" means any entity other than a Subsidiary, if the Company and/or one of more Subsidiaries own not less than 50% of such entity.

          "AWARD" means any award of an Option, a Stock Appreciation Right, a Restricted Share or a Stock Unit under the Plan.

          "BOARD OF DIRECTORS" means the Board of Directors of the Company, as constituted from time to time.

          "CHANGE IN CONTROL" means the occurrence of either of the following events:

               (i) A change in the composition of the Board of Directors, as a result of which fewer than one-half of the incumbent directors are directors who either:

                    (A) Had been directors of the Company twenty-four (24)
               months before such change; or

                    (B) Were elected, or nominated for election, to the Board of
               Directors with the affirmative votes of at least a majority of the directors who had been directors of the Company twenty-four
               (24) months before such change and who were still in office at the time of the election or nomination; or

               (ii) Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) who, by the acquisition or aggregation of securities, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "BASE CAPITAL STOCK"); except that any change in the relative beneficial ownership of the Company's securities by any person

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          resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company. For the purposes of this Subsection (ii), the term "person" shall not include an employee benefit plan maintained by the Company.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMMITTEE" means the committee designated by the Board of Directors, which is authorized to administer the Plan under Section 3 hereof. The Committee shall have membership composition that enables the Options or other rights granted under the Plan to qualify for exemption under Rule 16b-3 with respect to persons who are subject to Section 16 of the Exchange Act.

          "COMMON-LAW EMPLOYEE" means an individual paid from W-2 Payroll of the Company or a Subsidiary. If, during any period, the Company (or a Subsidiary, as applicable) has not treated an individual as a Common-Law Employee and, for that reason, has not paid such individual in a manner which results in the issuance of a Form W-2 and withheld taxes with respect to him or her, then that individual shall not be an eligible Common-Law Employee for that period, even if any person, court or government agency determines, retroactively, that such individual is or was a Common-Law Employee during all or any portion of that period.

          "COMPANY" means In Store Media Systems, Inc., a Nevada corporation.

          "CONSULTANT" means a consultant or advisor who provides BONA FIDE services to the Company, a Parent, a Subsidiary, or an Affiliate as an independent contractor.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXERCISE PRICE" means, in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "EXERCISE PRICE," in the case of a Stock Appreciation Right, means an amount, as specified in the applicable Stock Appreciation Rights Agreement, which is subtracted from the Fair Market Value of one Share in determining the amount payable upon exercise of such Stock Appreciation Rights.

          "FAIR MARKET VALUE" means (i) the closing price of a Share on the principal exchange on which the Shares are trading, on the date on which the Fair Market Value is determined (if Fair Market Value is determined on a date the principal exchange is closed, Fair Market Value shall be determined on the last immediately preceding trading day), or (ii) if the Shares are not traded on an exchange but are quoted on the NASDAQ National Market or a successor quotation system, the closing price on the date on which the Fair Market Value is determined, or (iii) if the Shares are not traded on an exchange or quoted on the NASDAQ National Market or a successor quotation system, the fair market value of a Share, as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

          "GRANTEE" means the recipient of Stock Grant.

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          "INCENTIVE STOCK OPTION" means an incentive stock option described in section 422 of the Code.

          "KEY CONTRIBUTOR"means (i) any individual who is a Common-Law Employee, (ii) a member of the Board of Directors, including, without limitation, an Outside Director, (iii) a member of the board of directors of a Subsidiary, or (iv) a Consultant. Service as a member of the Board of Directors, a member of the board of directors of a Subsidiary or a Consultant shall be considered employment for all purposes of the Plan.

          "NONSTATUTORY STOCK OPTION" means a stock option that is not an Incentive Stock Option.

          "NOTICE OF STOCK OPTION GRANT." means a notification delivered to an Optionee setting forth the nature of the Optionee's Option, the number of Shares subject to the Option, the Exercise Price and other terms and conditions of the Option.

          "OPTION" means an Incentive Stock Option or Nonstatutory Stock Option granted under the Plan and entitling the holder to purchase Shares.

          "OPTIONEE" means an individual or estate who holds an Option.

          "OUTSIDE DIRECTOR" means a member of the Board of Directors who is not a Common-Law Employee of the Company or of a Subsidiary.

          "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that becomes a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

          "PARTICIPANT" means an individual or estate who holds an Award.

          "PLAN" means this 2000 Omnibus Equity Incentive Plan of In Store Media Systems, Inc., as amended from time to time.

          "PURCHASE PRICE" means the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

          "RESTRICTED SHARE" means a Share awarded under the Plan.

          "RESTRICTED STOCK PURCHASE AGREEMENT" means the agreement between the Company and the Grantee of Restricted Shares that contains the terms, conditions, and restrictions pertaining to such Restricted Shares.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SERVICE" means service as a Key Contributor.

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          "SHARE" means one share of Stock, as adjusted in accordance with
Section 9 (if applicable); "SHARES" means more than one share of Stock.

          "STOCK" means the Common Stock of the Company.

          "STOCK APPRECIATION RIGHT" means a stock appreciation right granted under the Plan.

          "STOCK APPRECIATION RIGHTS AGREEMENT" means the agreement between the Company and a Grantee that contains the terms, conditions, and restrictions pertaining to his or her Stock Appreciation Rights.

          "STOCK GRANT" means an Award other than an Option.

          "STOCK OPTION AGREEMENT" means the agreement between the Company and an Optionee consisting of a Notice of Stock Option Grant and the Stock Option Agreement Terms and Conditions, which sets forth the number of Shares subject to the Option, the Exercise Price and other terms, conditions and restrictions pertaining to his or her Option.

          "STOCK PURCHASE AGREEMENT" means the agreement between the Company and Grantee who acquires Shares under the Plan that contains the terms, conditions, and restrictions pertaining to the acquisition of such Shares.

          "STOCK UNIT" means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

          "STOCK UNIT AGREEMENT" means the agreement between the Company and the Grantee of a Stock Unit that contains the terms, conditions, and restrictions pertaining to such Stock Unit.

          "SUBSIDIARY" means any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that becomes a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

          "TEN PERCENT STOCKHOLDER" means a Key Contributor who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company. In determining stock ownership, a Key Contributor shall be deemed to own the stock owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be deemed to be owned proportionately by or for its shareholders, partners, or beneficiaries. "Outstanding stock" shall include all stock actually issued and outstanding immediately after the Award, but shall not include stock authorized for issuance under outstanding options held by the Key Contributor or by any other person.

          "TOTAL AND PERMANENT DISABILITY" means a Key Contributor's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than twelve (12) months.

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     3. ADMINISTRATION.

          3.1 COMMITTEE PROCEDURES. The Plan shall be administered by the Committee. The Committee shall consist exclusively of three or more directors of the Company, two of whom shall be Outside Directors, who shall be appointed by the Board of Directors. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

          3.2 COMMITTEE RESPONSIBILITIES. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

               (i) To interpret the Plan and apply its provisions;

               (ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

               (iii) To authorize any person to execute, on behalf of the Company, any instrument, document or agreement required to carry out the purposes of the Plan;

               (iv) To determine the Fair Market Value of Shares and when and to whom Awards are made;

               (v) To select Grantees, Optionees and other recipients of Awards;

               (vi) To determine the number of Shares to be offered to each Grantee or to be made subject to each Option;

               (vii) To prescribe the terms and conditions of each Award, including, without limitation, the Purchase Price, the vesting of the Award, including the acceleration of the vesting of such Award, and to specify the provisions of the Stock Purchase Agreement relating to such Award or sale;

               (viii) To prescribe the terms and conditions of each Option, including, without limitation, the Exercise Price, the exercisability, vesting or duration of the Option, including the acceleration of exercisability or vesting of the Option, to determine whether such Option is to be classified as an Incentive Stock Option or as a Nonstatutory Stock Option, and to specify the provisions of the Stock Option Agreement relating to such Option;

               (ix) To amend any outstanding Stock Purchase Agreement or Stock Option Agreement, subject to applicable legal restrictions and to the consent of the Grantee or Optionee who entered into such agreement;

               (x) To prescribe the consideration for the grant of each Option or other right under the Plan and to determine the sufficiency of such consideration;

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               (xi) To determine the disposition of each Option or other right under the Plan in the event of an Optionee's or Grantee's divorce or dissolution of marriage;

               (xii) To determine whether Options or other rights under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

               (xiii) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Stock Option Agreement or any Stock Purchase Agreement; and

               (xiv) To take any other action deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options or other rights under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations, and other actions of the Committee shall be final and binding on all Grantees, Optionees and other recipients of Awards, and all persons deriving their rights from a Grantee, Optionee, or other recipient of an Award. No member of the Committee shall be liable for any action that in good faith has been taken or not taken with respect to the Plan, any Award or Option, or any right to acquire Shares under the Plan.

     4. ELIGIBILITY.

          4.1 GENERAL RULE. Key Contributors shall be eligible for Awards of Restricted Shares, Stock Units, Nonstatutory Stock Options, or Stock Appreciation Rights; only Common-Law Employees shall be eligible for Awards of Incentive Stock Options. Outside Directors are not eligible for Awards of Incentive Stock Options.

          4.2 OUTSIDE DIRECTORS. Any other provision of the Plan notwithstanding, the participation of Outside Directors in the Plan shall be subject to the following restrictions:

               (i) Outside Directors shall only be eligible for Awards of Restricted Shares, Stock Units, Nonstatutory Stock Options, and Stock Appreciation Rights.

               (ii) The Exercise Price of all Nonstatutory Stock Options granted to an Outside Director under this Section 4.2 shall be equal to one hundred percent (100%) of the Fair Market Value of Shares subject to the Option on the date of grant. The Exercise Price will be payable in one of the forms described in Sections 9.1, 9.2 or 9.3.

               (iii) All Nonstatutory Stock Options granted to an Outside Director under this Section 4.2 shall terminate on the earliest of (A) the tenth anniversary of the date of grant of such Options or (B) the date twelve (12) months after the termination of such Outside Director's Service for any reason.

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          4.3 LIMITATION ON GRANTS. No Key Contributor shall be granted Options to purchase more than six hundred thousand (600,000) Shares in any fiscal year of the Company.

          4.4 TEN PERCENT STOCKHOLDERS. Ten Percent Stockholders shall not be eligible for an award of Incentive Stock Options unless such Award satisfies the requirements of Section 422(c)(6) of the Code.

     5. STOCK SUBJECT TO PLAN.

          5.1 BASIC LIMITATION. Shares offered under the Plan shall be authorized but unissued Shares, or treasury Shares. The maximum aggregate number of Options, Stock Appreciation Rights, Stock Units, and Restricted Shares awarded under the Plan shall not exceed six million (6,000,000) Shares, plus the additional Shares described in Sections 5.2 and 5.3. The limitation of this
Section 5.1 shall be subject to adjustment pursuant to Section 12.

          5.2 ANNUAL INCREASE IN SHARES. As of January 1 of each year, commencing with the year 2002, the aggregate number of Options, Stock Appreciation Rights, Stock Units and Restricted Shares that may be awarded under the Plan shall automatically increase by a number equal to the lesser of ten million (10,000,000) Shares, or ten percent (10%) of the outstanding shares on such date or (iii) a lesser amount determined by the Board of Directors. The aggregate number of Shares that may be issued under the Plan shall at all times be subject to adjustment under Section 12. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

          5.3 ADDITIONAL SHARES. If Shares issued upon the exercise of Options are forfeited, such Shares shall again become available for Awards under the Plan. If Stock Units, Options, or Stock Appreciation Rights are forfeited or terminate for any reason before being exercised, then the corresponding Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 5.1 and the balance shall again become available for Awards under the Plan. If Stock Appreciation Rights are exercised, then only the number of Shares (if any) actually issued in settlement of such Stock Appreciation Rights shall reduce the number available under Section 5.1 and the balance shall again become available for Awards under the Plan. The foregoing notwithstanding, the aggregate number of Shares that may be issued under the Plan upon the exercise of Incentive Stock Options shall not be increased when Shares are forfeited.

          5.4 DIVIDEND EQUIVALENTS. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Restricted Shares, Stock Units, Options, or Stock Appreciation Rights available for Awards, whether or not such dividend equivalents are converted into Stock Units.

     6. RESTRICTED SHARES.

          6.1 RESTRICTED STOCK PURCHASE AGREEMENT. Each Award of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Purchase Agreement between the recipient and the Company. Such Restricted Shares shall be

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subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Purchase Agreements entered into under the Plan need not be identical.

          6.2 PAYMENT FOR AWARDS. Subject to the following sentence, an Award of Restricted Shares may be made for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. To the extent an Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Shares in the form of cash, cash equivalents, or past services rendered to the Company (or a Parent or Subsidiary), as the Committee may determine.

          6.3 VESTING. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Purchase Agreement. A Restricted Stock Purchase Agreement may provide for accelerated vesting in the event of the Participant's death, Total and Permanent Disability or retirement or other events.

          6.4 VOTING AND DIVIDEND RIGHTS. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Restricted Stock Purchase Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Restricted Shares with respect to which the dividends were paid.

     7. OTHER TERMS AND CONDITIONS OF AWARDS OTHER THAN OPTIONS.

          7.1 DURATION OF OFFERS AND NONTRANSFERABILITY OF RIGHTS. Any right to acquire Shares under the Plan (other than an Option) shall expire automatically if not exercised within thirty (30) days after the grant of such right was communicated to the Grantee by the Committee. Such right shall not be transferable and shall be exercisable only by the Grantee to whom such right was granted.

          7.2 PURCHASE PRICE. The Purchase Price shall be payable in one of the forms described in Sections 9.1, 9.2 or 9.3.

          7.3 WITHHOLDING TAXES. As a condition to the purchase of Shares, the Grantee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, or local withholding tax obligation that may arise in connection with such purchase.

          7.4 RESTRICTIONS ON TRANSFER OF SHARES. Any of the Shares awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any general restriction that may apply to all holders of Shares.

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     8. TERMS AND CONDITIONS OF OPTIONS.

          8.1 STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to other terms and conditions (if any) that are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The Stock Option Agreement shall specify whether the Option is an Incentive Stock Option or a Nonstatutory Stock Option. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted as consideration for a reduction in an Optionee's other compensation. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price.

          8.2 NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Shares subject to the Option and shall provide for the adjustment of such number in accordance with Section 12. Options granted to an Optionee in a single fiscal year of the Company shall not be for more than six hundred thousand (600,000) Shares.

          8.3 EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price as determined by the Committee in accordance with this Section
8.3. For Nonstatutory Stock Options, the Exercise Price shall be not less than 85% of Fair Market Value. The Exercise Price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant (110% for a Ten Percent Stockholder). The Exercise Price shall be payable in one of the forms described in Section 9.

          8.4 WITHHOLDING TAXES. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, or local withholding tax obligation that may arise in connection with such exercise. The Optionee also shall make such arrangements as the Committee may require for the satisfaction of any federal, state, or local withholding tax obligation that may arise in connection with the disposition of Shares upon exercise of an Option.

          8.5 EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable and the term of the Option that shall not exceed ten (10) years from the date of grant (five (5) years for Ten Percent Stockholder). A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability, or retirement or other events and may provide for expiration before the end of its term upon the termination of the Optionee's Service. Options may be awarded in combination with Stock Appreciation Rights, and such an Award may provide that the Options will not be exercisable unless the related Stock Appreciation Rights are forfeited. The Committee, in its sole discretion, shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire in accordance with this Section 8.5.

          8.6 NONTRANSFERABILITY. During an Optionee's lifetime, his or her Option(s) shall be exercisable only by him or her and shall not be transferable. In the event of an Optionee's death, his Option(s) shall not be transferable other than by will or by the laws of descent and distribution.

          8.7 EXERCISE OF OPTIONS UPON TERMINATION OF SERVICE. Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee's Service and the extent to which any executor or administrator of the Optionee's estate or any other person who has acquired the Option directly from the Optionee by bequest or inheritance shall have the right to exercise the Option. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued under the Plan, and may reflect distinctions based on the reasons for termination of Service.

          8.8 LEAVES OF ABSENCE. A Key Contributor's Service shall cease when such Key Contributor ceases to be employed actively by, or a consultant or adviser to, the Company (or any Subsidiary) as determined in the sole discretion of the Board of Directors. For purposes of Options, Service does not terminate when a Key Contributor takes a BONA FIDE leave of absence, that was approved by the Company in writing, if the terms of the leave of absence provide for continued service crediting, or when continued service crediting is required by applicable law. For the purposes of determining whether an Option is entitled to treatment as an Incentive Stock Option, a Key Contributor's Service will be treated as terminating ninety (90) days after such Key Contributor began the leave of absence, unless such Key Contributor's right to return to active work is guaranteed by law or contract. A Key Contributor's Service terminates in any event when the approved leave of absence ends, unless such Key Contributor immediately returns to active work. The Company shall determine which leaves of absence count toward Service, and when Service terminates for all purposes under the Plan.

          8.9 NO RIGHTS AS A STOCKHOLDER. An Optionee, or a transferee of an Option, shall have no rights as a stockholder of the Company with respect to any of the Shares subject to the Option until the Optionee shall have exercised the Option in accordance with the Stock Option Agreement and paid the Exercise Price. No adjustments shall be made for dividends declared or other rights arising as of a record date if the applicable record date occurs before the Optionee's exercise of the Option and payment of the Exercise Price, except as provided in Section 12.

          8.10 MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall impair the Optionee's rights or increase the Optionee's obligations under such Option without the consent of the Optionee.

          8.11 RESTRICTIONS ON TRANSFER OF SHARES. Any of the Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restriction that may apply to all holders of Shares.

          8.12 BUYOUT PROVISIONS. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or
(b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

     9. PAYMENT FOR SHARES.

          9.1 GENERAL RULE. The entire Exercise Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Sections 9.2 through
9.7 below.

          9.2 SURRENDER OF STOCK. To the extent that a Stock Option Agreement so provides, payment of the Exercise Price may be made by surrendering, or attesting to the ownership of, Shares which have been owned by the Optionee or his representative for more than twelve (12) months. The Shares that have been owned by the Optionee shall be valued at their Fair Market Value on the date the new Shares are acquired under the Plan. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

          9.3 SERVICES RENDERED. At the discretion of the Committee, an Award of Shares may be made under the Plan in consideration of services rendered to the Company or a Subsidiary before the Award. If an Award of Shares is made in consideration of services rendered, the Committee shall determine (at the time of the Award) the value of the services rendered by the Grantee and whether the consideration satisfies the requirements of Section 6.2.

          9.4 CASHLESS EXERCISE. To the extent that a Stock Option Agreement so provides, payment may be made delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

          9.5 EXERCISE/PLEDGE. To the extent that a Stock Option Agreement so provides, payment may be made by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

          9.6 PROMISSORY NOTE. To the extent that a Stock Option Agreement so provides, payment may be made by delivering (on a form prescribed by the Company) a full-recourse promissory note; provided, the par value of the Shares being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents.

          9.7 OTHER FORMS OF PAYMENT. To the extent that a Stock Option Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations, and rules.

     10. STOCK APPRECIATION RIGHTS.

          10.1 STOCK APPRECIATION RIGHTS AGREEMENT. Each Award of Stock Appreciation Rights under the Plan shall be evidenced by a Stock Appreciation Rights Agreement between the Grantee and the Company. Such Stock Appreciation Rights Agreement shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Appreciation Rights Agreements entered into under the Plan need not be identical. Stock Appreciation Rights may be awarded as consideration for a reduction in the Grantee's other compensation.

          10.2 NUMBER OF SHARES. Each Stock Appreciation Rights Agreement shall specify the number of Shares to which the Stock Appreciation Rights pertain (if any) and shall provide for the adjustment of such number in accordance with
Section 12. Stock Appreciation Rights granted to any Grantee in a single calendar year shall in no event pertain to more than six hundred thousand (600,000) Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Section 12.

          10.3 EXERCISE PRICE. Each Stock Appreciation Rights Agreement shall specify the Exercise Price. A Stock Appreciation Rights Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the Stock Appreciation Rights Agreement is outstanding.

          10.4 EXERCISABILITY AND TERM. Each Stock Appreciation Rights Agreement shall specify the date when all or any installment of the Stock Appreciation Rights are to become exercisable. The Stock Appreciation Rights Agreement shall also specify the term of the Stock Appreciation Rights. A Stock Appreciation Rights Agreement may provide for accelerated exercisability the Grantee's death, disability, retirement, or other events and may provide for expiration before the end of its term upon the termination of the Grantee's Service. Stock Appreciation Rights may be awarded in combination with Options, and such an Award may provide that the Stock Appreciation Rights will not be exercisable unless the related Options are forfeited. Stock Appreciation Rights may be included in an Incentive Stock Option only at the time of grant but may be included in a Nonstatutory Stock Option at the time of grant or thereafter. Stock Appreciation Rights granted under the Plan may provide for exercisability only in the event of a Change in Control.

          10.5 EXERCISE OF STOCK APPRECIATION RIGHTS. Upon exercise of Stock Appreciation Rights, the Grantee (or any person having the right to exercise the Stock Appreciation Rights after his or her death) shall receive from the Company
(a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of Stock Appreciation Rights shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the Stock Appreciation Rights exceeds the Exercise Price. If, on the date when Stock Appreciation Rights expire, the Exercise Price under such Stock Appreciation Rights is less than the Fair Market Value of the Shares on such date and a portion of such Stock Appreciation Rights has not been exercised or surrendered, then such Stock Appreciation Rights shall automatically be deemed to be exercised as of such date with respect to such portion.

          10.6 MODIFICATION OR ASSUMPTION OF STOCK APPRECIATION RIGHTS. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Stock Appreciation Rights or may accept the cancellation of outstanding Stock Appreciation Rights (whether granted by the Company or by another issuer) in return for the grant of new Stock Appreciation Rights for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of Stock Appreciation Rights shall, without the consent of the Grantee, alter or impair his or her rights or obligations under such Stock Appreciation Rights.

     11. STOCK UNITS.

          11.1 STOCK UNIT AGREEMENT. Each Award of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be awarded as consideration for a reduction in the recipient's other compensation.

          11.2 PAYMENT FOR AWARDS. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipient.

          11.3 VESTING CONDITIONS. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events.

          11.4 VOTING AND DIVIDEND RIGHTS. The holders of Stock Units shall have no voting rights. Before settlement or forfeiture, Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents, which will entitle the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or any combination of cash and Shares, as determined by the Committee. Before distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

          11.5 FORM AND TIME OF SETTLEMENT OF STOCK UNITS. Settlement of vested Stock Units may be made in the form of cash, Shares or any combination of cash and Shares, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 12.

          11.6 DEATH OF RECIPIENT. Any Award of Stock Units that becomes payable after the Participant's death shall be distributed to the Participant's beneficiary or beneficiaries. Each Participant of an Award of Stock Units under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant's death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then any Award of Stock Units that becomes payable after the Participant's death shall be distributed to the Participant's estate.

          11.7 RIGHTS AS CREDITOR. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

     12. PROTECTION AGAINST DILUTION.

          12.1 ADJUSTMENTS. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

               (i) The number of Options, Stock Appreciation Rights, Restricted Shares and Stock Units available for future Awards under Section 5;

               (ii) The limitations set forth in Sections 8.2 and 10.2;

               (iii) The number of NSOs to be granted to Outside Directors under
          Section 4.2;

               (iv) The number of Shares covered by each outstanding Option and Award of Stock Appreciation Rights;

               (v) The Exercise Price under each outstanding Option and Award of Stock Appreciation Rights; or

               (vi) The number of Stock Units included in any prior Award that has not yet been settled.

Except as provided in this Section 12, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

          12.2 DISSOLUTION OR LIQUIDATION. To the extent not previously exercised or settled, Options, Stock Appreciation Rights, and Stock Units shall terminate immediately before the dissolution or liquidation of the Company.

          12.3 REORGANIZATIONS. If the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for one or more of the following, in all cases without the consent of the Optionee, Grantee or other Participant being required:

               (i) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

               (ii) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

               (iii) The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

               (iv) Full exercisability and/or vesting and or accelerated expiration of the outstanding Awards; or

               (v) Settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

          12.4 RESERVATION OF RIGHTS. Except as provided in this Section 12, an Optionee or Grantee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to issue or sell any shares of stock of any class, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

          13. DEFERRAL OF AWARDS. The Committee (in its sole discretion) may permit or require a Participant to:

               (i) Have cash that otherwise would be paid to such Participant as a result of the exercise of Stock Appreciation Rights or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books;

               (ii) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or Stock Appreciation Rights converted into an equal number of Stock Units; or

               (iii) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or Stock Appreciation Rights or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Section 13 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 13.

     14. AWARDS UNDER OTHER PLANS. The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

     15. AUTOMATIC GRANTS TO OUTSIDE DIRECTORS.

          15.1 INITIAL GRANTS. Upon adoption of the Plan by the Stockholders, each Outside Director shall automatically be granted a Restricted Stock Purchase Agreement to purchase twenty-five thousand (25,000) Shares (subject to adjustment under Section 12) pro rata for each year of service as a director.

          15.2 AWARD OF NONSTATUTORY STOCK OPTIONS. Upon the conclusion of each regular annual meeting of the Company's stockholders held in the year 2001, or thereafter, each Outside Director who will continue serving as a member of the Board of Directors shall receive a Nonstatutory Option to purchase twenty-five thousand (25,000) Shares (subject to adjustment under Section 12), except that such Nonstatutory Option shall not be granted in the calendar year in which the same Outside Director received a Nonstatutory Option described in Section 15.1. Nonstatutory Options granted under this Section 15.2 shall vest and become exercisable in equal monthly installments over a period of one (1) year from the date of grant.

          15.3 EXERCISE PRICE. The Exercise Price of all Nonstatutory Options granted to an Outside Director under this Section 15 shall be equal to one hundred percent (100%) of the Fair Market Value of a Share on the date of grant, payable in one of the forms described in Section 15.

          15.4 TERM. All Nonstatutory Options granted to an Outside Director under this Section 15 shall terminate on the earliest of (A) the tenth (10th) anniversary of the date of grant of such Options or (A) the date twelve (12) months after the termination of such Outside Director's service for any reason.

          15.5 MODIFICATION. This Section 15 shall not be modified more often than once every six (6) months, except as may be necessary or advisable to comport with the requirements of any applicable law or regulation.

          15.6 ACCELERATED EXERCISABILITY. All NSOs granted to an Outside Director under this Section 15 shall also become exercisable in full in the event of:

               (i) The Termination of such Director's service because of death, total and permanent disability or retirement at or after age 65; or

               (ii) A Change in Control with respect to the Company.

          15.7 AFFILIATES OF OUTSIDE DIRECTORS. The Committee may provide that NSOs that otherwise would be granted to an Outside Director under this Section 15 shall instead be granted to an affiliate of such Outside Director. Such affiliate shall then be deemed to be an Outside Director for purposes of the Plan, provided that the service-related vesting and termination provisions pertaining to the NSOs shall be applied with regard to the service of the Outside Director.

          15.8 SUPERSEDES OTHER GRANTS. This Section 15 is intended to incorporate and thereby supersede any other formula-based granting of Options to Outside Directors of the Company and, accordingly, (i) such other formula-based grant provisions are hereby supplanted by this Section 15, and (ii) Outside Directors of the Company shall be given credit for periods of service before the date of this Plan with respect to calculations made under Section 15.2 and in respect of which options have not yet been awarded.

     16. EFFECT OF CHANGE IN CONTROL. The Committee may determine, at the time of making an Award or thereafter, that all or part of such Award shall become vested and/or exercisable upon a Change in Control. If, however, the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial accounting purposes, and if such transaction in fact is so treated, then the acceleration of vesting and/or exercisability shall not occur to the extent that the Company's independent accountants and such other party's independent accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting. In the case of an Incentive Stock Option, the acceleration of exercisability shall not occur without the Optionee's written consent.

     17. LEGAL AND REGULATORY REQUIREMENTS. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company's securities may then be listed, and the Company has obtained such approvals or favorable rulings from such governmental agency as the Company determines to be necessary or advisable.

     18. WITHHOLDING TAXES.

          18.1 GENERAL. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

          18.2 SHARE WITHHOLDING. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

     19. LIMITATION ON PARACHUTE PAYMENTS.

          19.1 SCOPE OF LIMITATION. This Section 19 shall apply to any Award unless the Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall not be subject to this Section 19. If this Section 19 applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

          19.2 BASIC RULE. If the independent auditors most recently selected by the Board of Directors (the "AUDITORS") determine that any payment, transfer or acceleration of vesting or exercisability by the Company under the Plan to or for the benefit of a Participant (a "PAYMENT") would be nondeductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments" in Section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Section 19, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code.

          19.3 REDUCTION OF PAYMENTS. If the Auditors determine that any Payment would be nondeductible by the Company because of Section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within ten (10) days of receipt of notice. If no such election is made by the Participant within such ten (10) day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Section 19, the present value of Payments shall be determined in accordance with Section 280G(d)(4) of the Code. All determinations made by the Auditors under this
Section 19 shall be binding upon the Company and the Participant and shall be made within sixty (60) days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

          19.4 OVERPAYMENTS AND UNDERPAYMENTS. As a result of uncertainty in the application of Section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company that should not have been made (an "OVERPAYMENT") or that additional Payments that will not have been made by the Company that could have been made (an "UNDERPAYMENT"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in
Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount subject to taxation under Section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code.

          19.5 RELATED CORPORATIONS. For purposes of this Section 19, the term "Company" shall include affiliated corporations to the extent determined by the Auditors in accordance with Section 280G(d)(5) of the Code.

     20. NO EMPLOYMENT RIGHTS. No provision of the Plan, nor any Award granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain a Key Contributor. The Company and its Subsidiaries reserve the right to terminate any person's Service at any time and for any reason, with or without notice.

     21. DURATION AND AMENDMENTS.

          21.1 TERM OF THE PLAN. The Plan shall terminate automatically ten (10) years after its adoption and may be terminated on any earlier date pursuant to
Section 21.2 below.

          21.2 RIGHT TO AMEND OR TERMINATE THE PLAN. The Board of Directors may amend the Plan at any time and from time to time. Except as otherwise set forth in Section 12, rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the person to whom the Award was granted. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations, or rules.

          21.3 EFFECT OF AMENDMENT OR TERMINATION. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Award granted before such termination. Except as otherwise set forth in Section 12, the termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Award previously made under the Plan.

     22. EXECUTION. To record the adoption of the Plan by the Board of Directors effective as of _______________, 2000, the Company has caused its authorized officer to execute the same.

                                            IN STORE MEDIA SYSTEMS, INC.

                                            By:  /s/
                                               --------------------------------

                                            Its:  /s/
                                                --------------------------------

                                EXEMPT EMPLOYEES

                          NOTICE OF STOCK OPTION GRANT

                          IN STORE MEDIA SYSTEMS, INC.
                       2000 OMNIBUS EQUITY INCENTIVE PLAN

          You (the Optionee named below) have been granted the following Option to purchase Stock of In Store Media Systems, Inc. (the "COMPANY") under the In Store Media Systems, Inc. 2000 Omnibus Equity Incentive Plan (the "PLAN"). Capitalized terms used in this Notice of Stock Option Grant ("NOTICE OF GRANT") and not defined in this Notice of Grant are defined in the Plan. This Notice of Grant, together with the Stock Option Agreement Terms and Conditions attached to this Notice of Grant, constitute the Stock Option Agreement referred to in the Plan.

1.   NAME OF OPTIONEE: _________________________

2.   TOTAL NUMBER OF SHARES SUBJECT TO OPTION:  _______________________

3.   TYPE OF OPTION:  [ ] INCENTIVE STOCK OPTION  [ ] NONSTATUTORY STOCK OPTION

4.   EXERCISE PRICE PER SHARE:  $________________

5.   DATE OF GRANT: _____________________________

6.   CREDITED SERVICE COMMENCEMENT DATE: _________________________________

7. EXERCISABILITY SCHEDULE: [CHECK ONLY ONE BOX] AS LONG AS YOU RENDER SERVICE TO THE COMPANY, THE OPTION WILL BECOME EXERCISABLE AS INDICATED BELOW.

         [ ] IMMEDIATE EXERCISABILITY. Your Option is fully vested and exercisable as of the Grant Date.

         [ ] TWO-YEAR EXERCISABILITY. Your Option becomes exercisable with respect to 50% of the Shares subject to the Option on and after the first anniversary of the Credited Service Commencement Date and with respect to the remaining Shares subject to the Option on and after the second anniversary of the Credited Service Commencement Date.

         [ ] THREE-YEAR EXERCISABILITY. Your Option becomes exercisable (i) with respect to 33-1/3% of the Shares subject to the Option on and after the first anniversary of the Credited Service Commencement Date, (ii) with respect to an additional 33-1/3% of the Shares subject to the Option on or after the second anniversary of the Credited Service Commencement Date, and
                  (iii) with respect to the remaining Shares subject to the Option on and after the third anniversary of the Credited Service Commencement Date.

         [ ] FOUR-YEAR EXERCISABILITY. Your Option becomes exercisable (i) with respect to 25% of the Shares subject to the Option on and after the first anniversary of the Credited Service Commencement Date, (ii) with respect to an additional 25% of the Shares subject to the Option on or after the second anniversary of the Credited Service Commencement Date, (iii) with respect to an additional 25% of the Shares subject to the Option on and after the third anniversary of the Credited Service Commencement Date, and (iv) with respect to the remaining Shares subject to the Option on and after the fourth anniversary of the Credited Service Commencement Date.

8. ACCELERATED EXERCISABILITY: [CHECK EITHER BOX A OR BOX B. IF BOX B IS CHECKED CONSIDER WHETHER BOTH BOXES B(1) AND B(2) ARE TO BE CHECKED OR ONLY ONE OF THOSE BOXES.]

A.  [ ]  Your Option is not subject to accelerated Exercisability.

B.  [ ]  Your Option will become fully exercisable if:

         (1) [ ] The Company is subject to a Change in Control before the date your Service terminates.

         (2)  [ ]  You experience Total and Permanent Disability.

9.   POST-TERMINATION EXERCISE PERIOD:  [CHECK ONLY ONE BOX]

     If your Service with the Company terminates for any reason other than Total and Permanent Disability or death, your Option expires on: ? The date of your termination.

     [ ] The date 90 days after your termination date. [IF THE OPTION IS AN INCENTIVE OPTION, THE OPTION WILL CEASE TO BE TREATED AS AN INCENTIVE STOCK OPTION IF NOT EXERCISED WITHIN 90 DAYS AFTER TERMINATION OF SERVICE.]

     [ ]  The date 6 months after your termination date.

     [ ]  The date 12 months after your termination date.

     [ ]  The date 24 months after your termination date.

     [ ]  The Expiration Date of your Option.

10.  FORM OF PAYMENT:  [CHECK ONE OR MORE BOXES]

     Payment of the Exercise Price may be made in the following form(s):

     [ ]  Your personal check, a cashier's check or a money order.

     [ ] In shares of Company Stock which have been owned by you or your representative for more than twelve (12) months and which are surrendered to the Company in good form for transfer.

     [ ] By delivering a Committee-approved form of irrevocable direction to a securities broker approved by the Company to sell all or part of the Shares subject to the Option and to deliver to the Company from the sale proceeds an amount sufficient to pay the Exercise Price and any withholding taxes. The balance of the sale proceeds, if any, will be delivered to you.

11.  EXPIRATION DATE:
                     ---------------------------------
          By your signature and the signature of the Company's representative below, you and the Company agree that the Option described in this Notice of Grant is granted under and governed by the Plan, this Notice of Grant and the Stock Option Agreement Terms and Conditions attached to this Notice of Grant.

                                            IN STORE MEDIA SYSTEMS, INC.

                                            By:
                                               --------------------------------
                                            Its:
                                                -------------------------------

                                            OPTIONEE:

                                            -----------------------------------
                                            Signature

                                            -----------------------------------
                                            Please Print Name

                              NON-EXEMPT EMPLOYEES

                          NOTICE OF STOCK OPTION GRANT

                          IN STORE MEDIA SYSTEMS, INC.
                       2000 OMNIBUS EQUITY INCENTIVE PLAN

          You (the Optionee named below) have been granted the following Option to purchase Stock of In Store Media Systems, Inc. (the "COMPANY") under the In Store Media Systems, Inc. 2000 Omnibus Equity Incentive Plan (the "PLAN"). Capitalized terms used in this Notice of Stock Option Grant ("NOTICE OF GRANT") and not defined in this Notice of Grant are defined in the Plan. This Notice of Grant, together with the Stock Option Agreement Terms and Conditions attached to this Notice of Grant, constitute the Stock Option Agreement referred to in the Plan.

1.   NAME OF OPTIONEE: _________________________

2.   TOTAL NUMBER OF SHARES SUBJECT TO OPTION:  _______________________

3.   TYPE OF OPTION:  [ ] INCENTIVE STOCK OPTION  [ ] NONSTATUTORY STOCK OPTION

4.   EXERCISE PRICE PER SHARE:  $________________

5.   DATE OF GRANT: _____________________________

6.   CREDITED SERVICE COMMENCEMENT DATE: _________________________________

7. EXERCISABILITY SCHEDULE: [CHECK ONLY ONE BOX] AS LONG AS YOU RENDER SERVICE TO THE COMPANY, THE OPTION WILL BECOME EXERCISABLE AS INDICATED BELOW.

     [ ] SIX-MONTH EXERCISABILITY. Your Option is fully vested and exercisable on the date that is six months from the Grant Date.

     [ ] TWO-YEAR EXERCISABILITY. Your Option becomes exercisable with respect to 50% of the Shares subject to the Option on and after the first anniversary of the Credited Service Commencement Date and with respect to the remaining Shares subject to the Option on and after the second anniversary of the Credited Service Commencement Date.

     [ ] THREE-YEAR EXERCISABILITY. Your Option becomes exercisable (i) with respect to 33-1/3% of the Shares subject to the Option on and after the first anniversary of the Credited Service Commencement Date, (ii) with respect to an additional 33-1/3% of the Shares subject to the Option on or after the second anniversary of the Credited Service Commencement Date, and (iii) with respect to the remaining Shares subject to the Option on and after the third anniversary of the Credited Service Commencement Date.

     [ ] FOUR-YEAR EXERCISABILITY. Your Option becomes exercisable (i) with respect to 25% of the Shares subject to the Option on and after the first anniversary of the Credited Service Commencement Date, (ii) with respect to an additional 25% of the Shares subject to the Option on or after the second anniversary of the Credited Service Commencement Date, (iii) with respect to an additional 25% of the Shares subject to the Option on and after the third anniversary of the Credited Service Commencement Date, and (iv) with respect to the remaining Shares subject to the Option on and after the fourth anniversary of the Credited Service Commencement Date.

8. ACCELERATED EXERCISABILITY: [CHECK EITHER BOX A OR BOX B. IF BOX B IS CHECKED CONSIDER WHETHER BOTH BOXES B(1) AND B(2) ARE TO BE CHECKED OR ONLY ONE OF THOSE BOXES.]

A.  [ ]  Your Option is not subject to accelerated Exercisability.

B.  [ ]  Your Option will become fully exercisable if:

         (1) [ ] The Company is subject to a Change in Control before the date your Service terminates.

         (2)  [ ]  You experience Total and Permanent Disability.

9.   POST-TERMINATION EXERCISE PERIOD:  [CHECK ONLY ONE BOX]

     If your Service with the Company terminates for any reason other than Total and Permanent Disability or death, your Option expires on:

     [ ] The date of your termination.

     [ ] The date 90 days after your termination date. [IF THE OPTION IS AN
         INCENTIVE OPTION, THE OPTION WILL CEASE TO BE TREATED AS AN INCENTIVE STOCK OPTION IF NOT EXERCISED WITHIN 90 DAYS AFTER TERMINATION OF SERVICE.]

     [ ] The date 6 months after your termination date.

     [ ] The date 12 months after your termination date.

     [ ] The date 24 months after your termination date.

     [ ] The Expiration Date of your Option.

10.  FORM OF PAYMENT:  [CHECK ONE OR MORE BOXES]

     Payment of the Exercise Price may be made in the following form(s):

     [ ] Your personal check, a cashier's check or a money order.

     [ ] In shares of Company Stock which have been owned by you or your representative for more than twelve (12) months and which are surrendered to the Company in good form for transfer.

     [ ] By delivering a Committee-approved form of irrevocable direction to a securities broker approved by the Company to sell all or part of the Shares subject to the Option and to deliver to the Company from the sale proceeds an amount sufficient to pay the Exercise Price and any withholding taxes. The balance of the sale proceeds, if any, will be delivered to you.

11.  EXPIRATION DATE:
                     ---------------------------------
         By your signature and the signature of the Company's representative below, you and the Company agree that the Option described in this Notice of Grant is granted under and governed by the Plan, this Notice of Grant and the Stock Option Agreement Terms and Conditions attached to this Notice of Grant.

                                            IN STORE MEDIA SYSTEMS, INC.

                                            By:
                                               --------------------------------
                                            Its:
                                               --------------------------------

                                            OPTIONEE:

                                            -----------------------------------
                                            Signature

                                            -----------------------------------
                                            Please Print Name

                             STOCK OPTION AGREEMENT
                              TERMS AND CONDITIONS
                        FOR IN STORE MEDIA SYSTEMS, INC.
                       2000 OMNIBUS EQUITY INCENTIVE PLAN

          THIS STOCK OPTION AGREEMENT TERMS AND CONDITIONS (the "STOCK OPTION AGREEMENT TERMS AND CONDITIONS") together with the Notice of Stock Option Grant (the "NOTICE OF GRANT") to which this Stock Option Agreement Terms and Conditions is attached and the Notice of Stock Option Exercise attached (the "NOTICE OF EXERCISE") to this Stock Option Agreement Terms and Conditions contain the terms and conditions of the Option granted to you pursuant to the Notice of Grant. This Option is intended to be an Incentive Stock Option or a Nonstatutory Stock Option, as provided in the Notice of Grant.

          1. EXERCISE. The Option evidenced by this Stock Option Agreement Terms and Conditions becomes exercisable in accordance with the provisions set forth in Sections 7 and 8 of the Notice of Grant. Your rights to exercise the Option accrue only for the time period you render Service to the Company from and after the Credited Service Commencement Date set forth in Section 6 of the Notice of Grant.

          2. TERM. The Option expires on the date shown in the Notice of Grant, but in no event later than the tenth anniversary of the Date of Grant set forth in Section 5 of the Notice of Grant.

          3. REGULAR TERMINATION. If your Service with the Company or a Subsidiary terminates for any reason excluding death or Total and Permanent Disability, this Option will expire on the date specified in Section 9 of the Notice of Grant.

          4. DEATH OR DISABILITY. If your Service terminates as a result of your Total and Permanent Disability or death, this Option will expire at the close of business at Company headquarters on the date twelve (12) months after the date of your termination of employment.

          5. LEAVES OF ABSENCE. For purposes of this Option, your Service does not terminate when you go on a military leave of absence, a sick leave of absence or another bona fide leave of absence, if the leave of absence was approved by the Company in writing and if continued crediting of Service is required by the terms of the leave or by applicable law. Your Service will terminate when the approved leave of absence ends unless you immediately return to active work.

          6. RESTRICTIONS ON EXERCISE. The Company will not permit you to exercise this Option if the issuance of Shares at that time would violate any law or regulation.

          7. NOTICE OF EXERCISE. When you wish to exercise this Option you must notify the Company by completing the attached Notice of Exercise form and filing it with the Human Resources Department of the Company. The exercise of your Option will be effective when the Notice of Exercise and payment of the Exercise Price is received by the Company. If someone else wants to exercise this Option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

          8. FORM OF PAYMENT. When you submit your Notice of Exercise, you must include payment of the Exercise Price for the Shares you are purchasing. Payment may be made in the form specified in your Notice of Grant.

          9. WITHHOLDING TAXES AND STOCK WITHHOLDING. You will not be allowed to exercise this Option unless you make arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of the Option. These arrangements may include withholding Shares of Company Stock that otherwise would be issued to you when you exercise this Option. The value of these Shares, determined as of the effective date of Option exercise, will be applied to the withholding taxes.

          10. RESTRICTIONS ON RESALE. By entering into this Stock Option Agreement, you agree not to sell any Shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale (e.g., a lock-up period after the Company goes public). This restriction will apply as long as you are providing Service to the Company or a Subsidiary.

          11. TRANSFER OF OPTION. Before your death, only you can exercise this Option. You cannot transfer or assign this Option. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may in any event dispose of this Option in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse's interest in your Option in any other way.

          12. RETENTION RIGHTS. Neither your Option nor this Stock Option Agreement gives you the right to be retained by the Company or a Subsidiary in any capacity. The Company and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.

          13. STOCKHOLDER RIGHTS. You have no rights as a stockholder of the Company until you have exercised this Option by giving the required Notice of Exercise to the Company and paying the Exercise Price. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this Option, except as described in the Plan.

          14. ADJUSTMENTS. In the event of a stock split, a stock dividend or a similar change in Company Stock, the number of Shares subject to this Option and the Exercise Price per share may be adjusted pursuant to the Plan.

          15. APPLICABLE LAW. This Stock Option Agreement will be interpreted and enforced under the laws of the State of Nevada (without regard to choice-of-law provisions).

          16. THE PLAN AND OTHER AGREEMENTS. The text of the Plan is incorporated in this Stock Option Agreement by reference. Capitalized terms used herein and not defined shall have the meanings set forth in the Plan. This Stock Option Agreement, the Notice of Grant, the Notice of Exercise and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments, or negotiations concerning the Option are superseded. This Stock Option Agreement Terms and Conditions, the Notice of Grant and the Notice of Exercise may be amended only by another written agreement, signed by both you and the Company.

             BY SIGNING THE NOTICE OF GRANT, YOU AGREE TO ALL OF THE
                 TERMS AND CONDITIONS DESCRIBED IN THE NOTICE OF
           GRANT, THE STOCK OPTION AGREEMENT TERMS AND CONDITIONS, THE
                        NOTICE OF EXERCISE AND THE PLAN.

                         NOTICE OF STOCK OPTION EXERCISE

In Store Media Systems, Inc.

==================================
Attn:  Chief Financial Officer

Re:  Exercise of Stock Option

Dear Sir or Madam:

         Pursuant to the Stock Option Agreement dated __________, 200____ (the "STOCK OPTION AGREEMENT") and the Company's 2000 Omnibus Equity Incentive Plan (the "PLAN"), I hereby elect to purchase _____________ Shares of Stock at an aggregate Exercise Price of $__________. I enclose payment and/or other documents (check all that are applicable) as follows:

         [ ]      My check in the amount of $___________;

         [ ] Shares of Company Stock which have been owned by me or my representative for more than twelve (12) months and which are hereby surrendered to the Company in good form for transfer.

         [ ] A Committee-approved form of irrevocable direction to a securities broker approved by the Company to sell all or part of the Shares subject to the Option and to deliver to the Company from the sale proceeds an amount sufficient to pay the Exercise Price and any withholding taxes and to deliver the balance of the sale proceeds, if any, to me.

         Any Shares to be issued hereunder are to be registered in the name(s) of:

                               --------------------------

                               --------------------------

          I understand there may be tax consequences as a result of the purchase or disposition of the Shares, I have consulted with any tax consultants I wished to consult and I am not relying on the Company for any tax advice. I understand that my exercise is governed by my Stock Option Agreement and the Plan and agree to abide by and be bound by their terms and conditions. I represent that the Shares are being acquired solely for my own account, and not as a nominee for any other party, and for investment. I will not offer, sell or otherwise dispose of any such Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or in violation of applicable state securities laws.

Dated:  __________, _____.

                                             -----------------------------------
                                             Signature

                                             -----------------------------------
                                             Please Print Name

                                             -----------------------------------

                                             -----------------------------------
                                                           Address

                          IN STORE MEDIA SYSTEMS, INC.
                       2000 OMNIBUS EQUITY INCENTIVE PLAN
                        NOTICE OF RESTRICTED SHARE AWARD

         You have been granted an award of Restricted Shares of Common Stock of In Store Media Systems, Inc. (the "Company") under the Company's 2000 Omnibus Equity Inventive Plan (the "PLAN") on the following terms:

1.   NAME OF GRANTEE:  _________________________

2.   TOTAL NUMBER OF RESTRICTED SHARES AWARDED:  _________________________

3.   FAIR MARKET VALUE PER RESTRICTED SHARE:  $_________________________

4.   TOTAL FAIR MARKET VALUE OF AWARD:  $_________________________

5.   PURCHASE PRICE PER RESTRICTED SHARE:  $____________________________

6.   TOTAL PURCHASE PRICE FOR ALL RESTRICTED SHARES:  $________________________

7.   DATE OF AWARD:  _______ __, ____

8.   VESTING COMMENCEMENT DATE:  _______ __, ____

9. VESTING SCHEDULE: The first _____% of the total number of Shares vest when you complete _____ months of Service from the Vesting Commencement Date. An additional _____% of the Shares vest when you complete each month of Service thereafter.

          By your signature and the signature of the Company's representative below, you and the Company agree that the Award of Restricted Shares is governed by the terms and conditions of the Plan and the Restricted Stock Purchase Agreement, which is attached hereto.

                                            IN STORE MEDIA SYSTEMS, INC.

                                            By:
                                               --------------------------------
                                            Its:
                                                -------------------------------

                                            RECIPIENT:

                                            -----------------------------------
                                            Signature

                                            -----------------------------------
                                            Please Print Name

                                     RECEIPT

          In Store Media Systems, Inc. hereby acknowledges receipt of (check as applicable):

         ?        A check in the amount of $__________

         ?        The cancellation of indebtedness in the amount of $__________

given by ________________ as consideration for Certificate No. CS-____ for _______ shares of Common Stock of In Store Media Systems, Inc.

Dated:  ________________

                                            IN STORE MEDIA SYSTEMS, INC.

                                            By:
                                               --------------------------------
                                            Its:
                                                -------------------------------

                               RECEIPT AND CONSENT

         The undersigned hereby acknowledges receipt of a photocopy of Certificate No. CS-____ for _________ shares of Common Stock of In Store Media Systems, Inc. (the "COMPANY").

         The undersigned further acknowledges that the Secretary of the Company, or his or her designee, is acting as escrow holder pursuant to the Restricted Share Agreement Purchaser has previously entered into with the Company. As escrow holder, the Secretary of the Company, or his or her designee, holds the original of the aforementioned certificate issued in the undersigned's name.

Dated:
      ----------------------
                                            -----------------------------------
                                            Signature

                                            -----------------------------------
                                            Please Print Name